                                                                     EXHIBIT 1.1



                                                             BPHNY DRAFT 9/23/97

                              BEST SOFTWARE, INC.

                              3,650,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                              September __, 1997

HAMBRECHT & QUIST LLC
WILLIAM BLAIR & COMPANY
c/o Hambrecht & Quist LLC
230 Park Avenue, 21st Floor
New York, New York 10169

LADIES AND GENTLEMEN:

         Best Software, Inc., a Virginia corporation (herein called the Company), proposes to issue and sell 2,750,000 shares of its authorized but unissued Common Stock, no par value (herein called the Common Stock), and the shareholders of the Company named in Schedule II hereto (herein collectively called the Selling Shareholders) propose to sell an aggregate of 900,000 shares of Common Stock of the Company (said 3,650,000 shares of Common Stock being herein called the Underwritten Stock). The Selling Shareholders propose to grant to the Underwriters (as hereinafter defined) an option to purchase up to 700,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Shareholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-33275), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission promulgated under the Securities Act (herein called the Rules and Regulations)) heretofore filed by the Company with the Commission have been delivered to you.


-------------------------------------
(1) Plus an option to purchase from the Selling Shareholders up to 547,500 additional shares to cover over-allotments.





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         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement).
The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL SELLING SHAREHOLDERS.

         (a) Each of the Company and James F. Petersen, individually (herein called the Principal Selling Shareholder) hereby, jointly and severally, represent and warrant as follows:

                          (i)The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21 to the Registration Statement (herein collectively called the Subsidiaries) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries (as defined in Rule 405 under the Securities Act), direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdiction in which the conduct of their business requires such qualification, except for those jurisdictions in which the failure to qualify would not have a material adverse effect upon the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non- assessable. The capital stock in such Subsidiaries are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                          (ii)The outstanding shares of Common Stock of the Company, including all Stock to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Stock to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive, co-sale, right of first refusal or other similar rights of shareholders





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         exist with respect to any of the Stock or the issue and sale thereof.
         Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company.

                          (iii)The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Stock conforms to the legal requirements of the jurisdiction of the Company's incorporation.

                          (iv)The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Stock, nor, to the best knowledge of the Company and the Principal Selling Shareholder, instituted proceedings for that purpose.

                          (v)The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly, in all material respects, the consolidated financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with the generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

                          (vi)Arthur Andersen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                          (vii)There is no action, suit, claim or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any of their respective officers or properties, before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, right, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby; and there are no agreements, contracts, leases or documents of the Company or any of the Subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The contracts so





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         described in the Registration Statement and Prospectus are in full force and effect on the date hereof, and neither the Company nor any of the Subsidiaries, nor, to the best of the Company's knowledge, any other party, is in breach of or default under any of such contracts.

                          (viii)The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) filed with the Commission as part of the Registration Statement, free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement). All leases to which the Company or any Subsidiary is a party are valid and binding obligations of the Company or the Subsidiary, as the case may be, and no default by the Company or any Subsidiary has occurred or is continuing thereunder which could reasonably be expected to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, and the Company and each Subsidiary enjoy peaceful and undisturbed possession under all such leases to which it is a party as lessee.

                          (ix)The Company and the Subsidiaries have timely filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicted by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company that are included in the Registration Statement have been adequately provided for in such financial statements.

                          (x)Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed or provided for in the Company's consolidated financial statements that are included in the Registration Statement.

                          (xi)This Agreement has been duly authorized, executed and delivered by the Company an is a valid and binding agreement of the Company, enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                          (xii)Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both will be, in violation of or in default under its Certificate or Articles of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default would have material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the





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
         Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Certificate or Articles of Incorporation or Bylaws of the Company or, to the best knowledge of the Company and the Principal Selling Shareholder, any law, order, rule or regulation, injunction, judgement, or decree applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, which conflict, breach or default could have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole.

                          (xiii)Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the NASD) or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

                          (xiv)The Company and the Subsidiaries are operating in compliance with all statutes, laws, regulations, ordinances or court decrees applicable to their respective businesses and operations, except where any such non-compliance would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (herein called Environmental Laws), or relating to discrimination in the hiring, promotion or pay of, or to the wages and hours of, employees, except for such violations as in the aggregate would not result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. To the best of Company's knowledge, no labor disturbance by the employees of the Company or any of the Subsidiaries exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, value added resellers, authorized dealers or distributors that might be expected to result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial of otherwise) or prospects of the Company and the Subsidiaries taken as a whole. No collective bargaining agreement exists with any of the Company's employees and, to he best of the Company's knowledge, no such agreement is imminent.

                          (xv)The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called ERISA); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
         (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretation thereunder (the Code); and each "pension





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         plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                          (xvi)The Company and each of the Subsidiaries holds all material licenses, certificate and permits from governmental authorities that are necessary to the conduct of their businesses.

                          (xvii)The Company and each of the Subsidiaries owns or possesses adequate rights to use all inventions, designs, computer programs, computer code, communications protocols, security devices, trade secrets, know-how, trademarks, service marks, trade names, copyright works or other information (herein collectively called Intellectual Property) which are necessary to conduct its businesses as described in the Registration Statement and the Prospectus; the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with any rights of the Company or any Subsidiary by others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with any rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole; to the Company's best knowledge, none of the Intellectual Property licensed to or by the Company or any of the Subsidiaries are unenforceable or invalid; and the Company and the Subsidiaries are not aware of the granting of any patent rights to third parties or the filing of any patent applications by third parties or any other rights of third parties to any Intellectual Property owned by the Company or the Subsidiaries.

                          (xviii)Neither the Company, nor any of its Subsidiaries or affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock.

                          (xix)Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended (herein called the Investment Company Act), and the rules and regulations of the Commission thereunder.

                          (xx)The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (xxi)The Company and each of the Subsidiaries carry, or are covered by, insurance with insurers of nationally recognized reputability in such amounts and covering such risks as is customary for companies engaged in similar industries.





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                          (xxii)The Company confirms as of the date hereof that
         it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (herein called the Department), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                          (xxiii)The Stock has been approved for listing on the Nasdaq Stock Market.

                          (xxiv)The Registration Statement and the Prospectus comply, and on the Closing Date and the Option Closing Date (as such dates are hereinafter defined) the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Rules and Regulations; on the Effective Date the Registration Statement did not, and on each of the Closing Date and the Option Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on each of the Closing Date and the Option Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this
         Section 2(a)(xxv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

         (b) Each of the Selling Shareholders (including the Principal Selling Shareholder) hereby severally and not jointly represents and warrants as follows:

                          (i)Such Selling Shareholder now has and at the Closing Date and the Option Closing Date, as the case may be, will have good and marketable title to the Stock to be sold by such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate inheritance taxes or any liability to or claim of any creditor, devisee, legatee or beneficiary of such Selling Shareholder, with full right, power and authority to effect the sale and delivery of such Stock as herein contemplated, subject in the case of each Selling Shareholder to the rights of the Custodian (as hereinafter defined), pursuant to the Custody Agreement executed by such Selling Shareholder; and upon the delivery of, against payment for, such Stock pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any lien, security interest, encumbrance, claims or equitable interest, including any liability for estate inheritance taxes, or any liability to or claim of any creditor, devisee, legatee or beneficiary of such Selling Shareholder, whatsoever.

                          (ii)Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement referred to below and to perform its obligations under such agreements. The execution and delivery of this Agreement and the Custody Agreement and Power of Attorney (the "Custody Agreement") has been duly authorized, each such document constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholder in accordance with the terms of each such document, and the consummation by such Selling Shareholder of the transactions contemplated hereunder or thereunder and the fulfillment by such Selling Shareholder of the terms of each such document will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act and state securities laws or blue sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Shareholder, if other than a natural person, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body. Such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.

                          (iii)Such Selling Shareholder has not taken, directly or indirectly, any action designed to, or which has, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company.

                          (iv)Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Stock that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement; such Selling Shareholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Shareholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Shareholder (who is specifically named in the Prospectus) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

         (c) Each of the Selling Shareholders (other than the Principal Selling Shareholder) hereby severally represents and warrants that such Selling Shareholder has reviewed the Registration Statement and Prospectus, and although such Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Shareholder that would lead such Selling Shareholder to believe that: (a) on the Effective Date the Registration Statement contained and, on the Closing Date and the Option Closing Date, contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, (b) on the Effective Date the Prospectus contained and, on the Closing Date and on the Option Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.      PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,750,000 shares of Underwritten Stock to the several Underwriters, and each Selling Shareholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth on Schedule II opposite the name of such Selling Shareholder, and each of the Underwriters agrees to purchase from the Company and each of the Selling Shareholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Shareholders and purchased by the several Underwriters shall be $___ per share. The obligations of each Underwriter to the Company and each of the Selling Shareholders shall be to purchase from the Company and the Selling Shareholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Shareholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (c) and (d) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or any Selling Shareholder shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Shareholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Shareholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Shareholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Shareholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, each Selling Shareholder grants an option to the several Underwriters to purchase, severally and not jointly, the number of shares of Option Stock set forth on Schedule II opposite the name of such Selling Shareholder at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. If the option granted hereby is exercised in part, the number of shares of Option Stock to be sold by each Selling Shareholder shall be determined on a pro rata basis based on the maximum number of shares of Stock that could be sold by each Selling Shareholder as set forth on Schedule II. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in
Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         (d) Certificates in negotiable form for the total number of shares of Stock to be sold hereunder by the Selling Shareholders have been placed in custody with the Company as custodian (the Custodian), pursuant to the Custody Agreement executed by each Selling Shareholder for delivery of all Stock to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Stock represented by the certificates held in custody for the Selling Shareholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Stock hereunder, certificates for the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Stock held by it against delivery of such Stock.


         4.      OFFERING BY UNDERWRITERS.

         (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page, the stabilization legend on the inside front cover and the first, third and tenth paragraphs under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.      DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 a.m., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York, at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York, at 10:00 a.m., New York time, on the third business day after the exercise of such option. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Option Closing Date.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks or by electronic wire transfer, in any event in same day funds. Payment for the Stock purchased from the Selling Shareholders shall be made to the Custodian, for the account of the Selling Shareholders by one or more certified of official bank check or checks or by electronic wire transfer, in any event in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the Option Closing Date.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Shareholders for shares to be purchased by any Underwriter whose check or electronic wire transfer shall not have been received by you on the Closing Date or the Option Closing Date, as the case may be. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6.      FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING
                 SHAREHOLDERS.

         (a)     The Company covenants and agrees as follows:

                          (i)The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the Rules and Regulations.

                          (ii)The Company will promptly notify you in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

                          (iii)The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                          (iv)If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus of an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

                          (v)Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                          (vi)The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

                          (vii)During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

                          (viii)The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, including listing fees prescribed by the Nasdaq National Market, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (iii) of this Section 6(a) to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (iv) of this Section 6(a), (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (vii) of this Section 6(a) and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. Notwithstanding anything to the contrary set forth above, the Company shall not be obligated to pay any costs and expenses incurred by or on behalf of the Selling Shareholders (other than those costs and expenses enumerated above) without the Company's prior consent.

                          (ix)The Company agrees to reimburse you, for the account of the several Underwriters, for reasonable fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

                          (x)The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters (which shall be deemed to be the date of the Prospectus), directly or indirectly, (i) sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the

         Company as described in the Registration Statement (herein called the Option Plans) or upon the exercise of warrants or the conversion of Preferred Stock described in the Registration Statement, and (C) options to purchase Common Stock granted under the Option Plans.

                          (xi)If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the advisability of, and if applicable the substance of, a press release or other public statement, responding to or commenting on such rumor, publication or event.

                          (xii)The Company is familiar with the Investment Company Act and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

                          (xiii)The Company will comply with the Securities Act and the Rules and Regulations, and the Securities Exchange Act of 1934 (herein called the Exchange Act) and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Stock as contemplated in this Agreement and the Prospectus.

                          (xiv)The Company shall apply the net proceeds of its sale of the Stock as set forth in the Prospectus under "Use of Proceeds."

                          (xv)The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock of the Company.

                          (xvi)The Company agrees to use reasonable efforts to cause all directors, officers, and shareholders to agree that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters (which shall be deemed to be the date of the Prospectus, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or shares of Common Stock or any securities convertible into or exercisable for or any rights to purchase or acquire common Stock or (ii) enter into any swap or other agreement that whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

    (b) Each of the Selling Shareholders severally covenants and agrees as follows:

                          (i)Each Selling Shareholder hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Stock to be sold to the Underwriters pursuant to this Agreement.

                          (ii)In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Shareholder shall deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                          (iii)Such Selling Shareholder shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any Common Stock of the Company, and other than as permitted by the Securities Act, such Selling Shareholder shall not distribute any prospectus or other offering material in connection with the offering of the Shares.

         7.      INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and each Selling Shareholder agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and each Selling Shareholder, jointly and severally, agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Shareholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such

Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (iii) of
Section 6(a) hereof, and (3) each Selling Shareholder other than the Principal Selling Shareholder shall only be liable under this paragraph with respect to
(A) information pertaining to such Selling Shareholder furnished by or on behalf of such Selling Shareholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Shareholder set forth in Sections 2(b) and 2(c) hereof.

         The indemnity agreements of the Company and the Selling Shareholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Shareholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act and the Selling Shareholders, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. Notwithstanding anything to the contrary set forth above, the indemnified party shall not, in connection with any action, suit, investigation, inquiry or proceeding in the same jurisdiction, be liable for the fees and expenses of more than one firm, acting as legal counsel, for all indemnified parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Shareholders and the total underwriting discount received by the

Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) Neither the Company nor the Selling Shareholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) The liability of each Selling Shareholder, including the Principal Selling Shareholders, under such Selling Shareholder's representations and warranties contained in paragraphs (a), (b) and (c) of
Section 2 hereof, as applicable, and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the lesser of (i) the net proceeds received by such Selling Shareholder from the sale of the Stock sold by such Selling Shareholder to the Underwriters, or (ii) that portion of the total amount of such losses, damages or liabilities which equals the percentage obtained by dividing the total number of shares of Stock sold by such Selling Shareholder by the total number of shares of Stock sold hereunder. The Company and the Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Shareholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Shareholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Shareholders; provided, however, that in the event of any such termination the Company and the Selling Shareholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including all costs and expenses referred to in paragraphs (viii) and (ix) of Section 6(a) hereof (with the total obligation of each Selling Shareholder being limited to its pro rata share of such costs and expenses based on the percentage that the number of shares of Stock sold by such Selling Shareholder bears to the total number of shares of Stock that could be sold pursuant to this Agreement.).

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Shareholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or Option Closing Date, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Brobeck, Phleger & Harrison LLP, counsel for the Underwriters.

         (c) You shall have received from Hale and Dorr LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall have received from Testa, Hurwitz & Thibeault, LLP counsel for the Selling Shareholders an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (e) You shall have received from ______________________, Canadian counsel to the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex C hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (f) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its Subsidiaries is a party or of which property of the Company or any of its Subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company and the Selling Shareholders herein are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

         (g) You shall have received on the Closing Date and the Option Closing Date a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses
(i) through (vii) of paragraph (f) of this Section f are true and correct.

         (h) You shall have received from Arthur Andersen LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and the Option Closing Date, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or its Subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (i) You shall have received from Arthur Andersen LLP, a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at [__________,] 1997, did not disclose any weakness in internal controls that they considered to be material weaknesses.

         (j) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (vi) of Section 6(a) hereof.

         (k) Prior to the Closing Date, the Stock to be issued and sold by the Company and the Selling Shareholders shall have been duly authorized for listing by the Nasdaq Stock Market.

         (l) On or prior to the Closing Date, you shall have received from all directors, officers, and shareholders listed on Exhibit A hereto agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters (which shall be deemed to be the date of the Prospectus, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Shareholders. Any such termination shall be without liability of the Company or the Selling Shareholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Shareholders; provided, however, that (i) in the event of such termination, the Company and the Selling Shareholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company or the Selling Shareholders under this Agreement, including all costs and expenses referred to in paragraphs (viii) and (ix) of
Section 6(a) hereof (with the total obligation of each Selling Shareholder being limited to its pro rata share of such costs and expenses based on the percentage that the number of shares of Stock sold by such Selling Shareholder bears to the total number of shares of Stock that could be sold pursuant to this Agreement), and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligation of the Company and the Selling Shareholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Shareholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Shareholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Shareholders; provided, however, that in the event of any such termination the Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including all costs and expenses referred to in paragraphs (viii) and (ix) of Section 6(a) hereof (with the total obligation of each Selling Shareholder being limited to its pro rata share of such costs and expenses based on the percentage that the number of shares of Stock sold by such Selling Shareholder bears to the total number of shares of Stock that could be sold pursuant to this Agreement).

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, (and subject, in the case of the Selling Shareholder, to the last sentence of this Section 11 and the provisions of paragraph (f) of the Section 7), the Company and the Selling Shareholders hereby, jointly and severally, agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and
(ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due. The foregoing notwithstanding, each Selling Shareholder shall only be obligated under this Section 11 if the statement or omission, or alleged statement or omission, giving rise to the claim, action, investigation, inquiry or other proceeding related to (a) information pertaining to such Selling Shareholder furnished by or on behalf of such Selling Shareholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (b) facts that would constitute a breach of any representation or warranty of such Selling Shareholder contained herein.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Shareholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Shareholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, 230 Park Avenue, 21st Floor, New York, New York 10169, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York, 10019, Attention: Alexander D. Lynch, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 11413 Isaac Newton Square, Reston, Virginia 20190, Attention: Chief Executive Officer, with a copy to Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: David Sylvester, Esq. and Brent B. Siler, Esq.; and if to the Selling Shareholders, shall be mailed, telegraphed or delivered to the Selling Shareholders in care of _________ at _____________ with a copy to Testa, Hurwitz & Thibeault, LLP, Attention: William J. Schnoor, Esq. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or any Selling Shareholder, or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                  Very truly yours,

                                  BEST SOFTWARE, INC.



                                  By
                                    --------------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------


                                  PRINCIPAL SELLING SHAREHOLDERS:




                                  ----------------------------------------------
                                  James F. Petersen, individually



                                  SELLING SHAREHOLDERS LISTED ON SCHEDULE I



                                  By:
                                     -------------------------------------------
                                                              , Attorney-in-Fact
                                  ----------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
WILLIAM BLAIR & COMPANY
  By: Hambrecht & Quist LLC


By:
   ----------------------------------------
                                     Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named in Schedule I hereto.

                                   EXHIBIT A


                    LIST OF STOCKHOLDERS SUBJECT TO LOCK-UP

                                   SCHEDULE I

                                  UNDERWRITERS

            UNDERWRITERS                                                                                   NUMBER OF
            ------------                                                                                    SHARES
                                                                                                             TO BE
                                                                                                           PURCHASED
                                                                                                           ---------
            Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

            William Blair & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                      -------------------

                                                                                                               -
                                                                                                      ===================

                                  SCHEDULE II

                              SELLING SHAREHOLDERS

            NAME AND ADDRESS                  NUMBER OF SHARES OF UNDERWRITTEN STOCK          NUMBER OF SHARES OF
                                                            TO BE SOLD                      OPTION STOCK TO BE SOLD
                 Total
                                                       ===================                    ===================

                                    ANNEX A

           MATTERS TO BE COVERED IN THE OPINION OF HALE AND DORR LLP
                            COUNSEL FOR THE COMPANY


                 (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the Subsidiaries of the Company organized in the United States (each, a "U.S. Subsidiary") is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. To the best of such counsel's knowledge, the Subsidiaries are the only subsidiaries (as defined in Rule 405 under the Securities Act), direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in the jurisdictions set forth on Exhibit A hereto. The outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. The capital stock in such U.S. Subsidiaries are owned by the Company or another U.S. Subsidiary, and to the best knowledge of such counsel, are free and clear of all liens, encumbrances and equities and claims; and to the best knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the U.S. Subsidiaries are outstanding.

                 (ii)     the authorized capital stock of the Company consists
         of      -      shares of Preferred Stock, of which there are
         outstanding     -      shares, and      -      shares Common Stock,
         [$.01] par value, of which there are outstanding      -      shares of
         (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly authorized and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will be duly authorized and validly issued and will be fully paid and nonassessable; and no preemptive, co-sale or similar rights of, or rights of refusal in favor of, shareholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Articles of Incorporation or Bylaws of the Company;

                 (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

                 (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                 (v) the information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as it relates to such counsel) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items.

                 (vi) the Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold thereunder; and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 (vii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of or default under (A) the Certificate or Articles of Incorporation or Bylaws of the Company or any of its U.S. Subsidiaries, (B) any applicable law or regulation known to such counsel, or (C) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality specifically naming the Company or one of its U.S. Subsidiaries;

                 (viii) the information in the Prospectus under the captions "Management - Employment Agreements," "Management - Stock Plans," "Management - Limitation of Liability and Indemnification," "Certain Transactions," "Description of Capital Stock" and "Underwriting," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary in all material respects of such matters and conclusions; and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Virginia law;

                 (ix) to such counsel's best knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required.

                 (x) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

                 (xi) to such counsel's best knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus, by the Securities Act or the applicable Rules and Regulations other than those described therein;

                 (xii) neither the Company nor any of the Subsidiaries is presently (a) in violation of its respective Certificate or Articles of Incorporation or Bylaws, or (b) to the best of such counsel's knowledge, in material breach of, or in default under, any bond, debenture, note or other evidence of indebtedness or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument listed as an exhibit to the Registration Statement or any applicable statute, rule or regulation known to such counsel or, to such counsel's best knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or over any of their properties or operations; and

                 (xiii) to such counsel's best knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

                 (xiv) to such counsel's best knowledge, the issuances and sales by the Company of the securities described in Item 15 of the Registration Statement were exempt from the registration requirements of the Act, and, to such counsel's best knowledge, no event (including, without limitation, the offering and sale of the Stock) has occurred or is contemplated by the Company which has rendered or will render such exemptions unavailable.

                 In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to be believe that the Registration Statement (other than the financial statements including supporting schedules and financial and statistical data derived therefrom, as to which such counsel need express no opinion), at the Effective Date and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Stock is to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the prospectus (except as aforesaid) at the Closing Date or any later date on which the Option Stock is to be purchased, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ANNEX B


                    MATTERS TO BE COVERED IN THE OPINION OF
                        TESTA, HURWITZ & THIBEAULT, LLP
                      COUNSEL TO THE SELLING SHAREHOLDERS


         (i) each of the Selling Shareholders has full legal right, power and authority, and any approval required by law (other than as required by State securities and blue sky laws as to which such counsel need express no opinion) to sell, assign, transfer and deliver the portion of the Stock to be sold by such Selling Shareholder.

         (ii) this Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered each Selling Shareholder, and, to the best knowledge of such counsel after due inquiry, the consummation by such Selling Shareholder of the transactions contemplated hereunder or thereunder and the fulfillment by such Selling Shareholder of the terms of each such document will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act and state securities laws or blue sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Shareholder, if other than a natural person, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body. Such Selling Shareholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.

         (iii) Assuming that the Underwriters are bona fide purchasers purchasing in good faith without notice of any adverse claim within the meaning of the Uniform Commercial Code, by delivery of a certificate or certificates evidencing the Stock to be sold by the Selling Shareholders, the Selling Shareholders will transfer to the Underwriters who have purchased such Stock pursuant to the Underwriting Agreement all rights the Selling Shareholders have in such Stock, and the Underwriters will acquire such Stock free and clear of any adverse claim (within the meaning of the Uniform Commercial Code).

                                    ANNEX C

                    MATTERS TO BE COVERED IN THE OPINION OF
                        CANADIAN COUNSEL TO THE COMPANY



                 (xv) The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiary is duly qualified to transact business in all jurisdiction in which the conduct of its business requires such qualification, except for those jurisdictions in which the failure to qualify would not have a material adverse effect upon the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole. The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. The capital stock in such Subsidiary is owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding;

                 (xvi)    the authorized capital stock of the Subsidiary
         consists of      -      shares of Preferred Stock, of which there are
         outstanding     -      shares, and      -      shares Common Stock,
         [$.01] par value, of which there are outstanding      -      shares;
         all of the outstanding shares of such capital stock have been duly authorized and validly issued and are fully paid and nonassessable; and

                 (xvii) the Subsidiary is not (a) in violation of its Certificate or Articles of Incorporation or Bylaws, or (b) to the best of such counsel's knowledge, in material breach of, or in default under, any bond, debenture, note or other evidence of indebtedness or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which any of its property is bound that is material to the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole or any applicable statute, rule or regulation known to such counsel or, to such counsel's best knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Subsidiary, or over any of its properties or operations.